UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 23, 2019

BIOSPECIFICS TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34236 (Commission File Number)	11-3054851 (IRS Employer Identification No.)

35 Wilbur Street Lynbrook, NY	11563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 516.593.7000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	BSTC	Nasdaq Global Market

Introductory Comment

Throughout this Current Report on Form 8-K, the terms "we," "us," "our" and "Company" refer to BioSpecifics Technologies Corp.

Item 8.01. Other Events

On May 23, 2019, the Company announced that the Executive Committee of its Board of Directors had approved a new authorization under the Company's previously announced stock repurchase program for the repurchase of up to $4.0 million of the Company's outstanding common stock. A copy of the press release announcing the increase to the stock repurchase authorization is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioSpecifics Technologies Corp.

By:	/s/ Dr. Ronald Law
Dr. Ronald Law
Principal Executive Officer

Dated: May 23, 2019